UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

INTERNATIONAL GAME TECHNOLOGY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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News Release

Proxy Advisory Firm Glass Lewis Recommends that IGT Shareholders Reject

Two of the Ader / Mathewson Group’s Nominees

Board Urges Shareholders to Vote FOR IGT’s Director

Nominees on the WHITE Proxy Card Today

LAS VEGAS—February 22, 2013—International Game Technology (NYSE: IGT) (“IGT” or “the Company”), a global leader in casino gaming entertainment and systems technology, today issued the following statement in response to a report by Glass Lewis & Co. regarding IGT’s 2013 Annual Meeting of Shareholders, to be held on March 5, 2013:

We are pleased that Glass Lewis endorses, in effect, the reelection of seven of IGT’s incumbent directors and recommends that shareholders reject two of the nominees proposed by the Ader / Mathewson Group, including Charles Mathewson. We believe the Glass Lewis analysis was flawed, however, in that it did not adequately consider the significant progress that the IGT Board and management team have achieved in improving the Company’s operational and financial performance over the last several years.

Since 2009, IGT has been successfully implementing a comprehensive strategy that has strengthened the Company’s core business, enhanced its content strategy, expanded its international presence, improved its internal infrastructure and cost structure, and returned significant capital to shareholders. The success of this strategy to date is clearly demonstrated by, among other things, the fact that IGT delivered outstanding 2013 fiscal first quarter results, during which the Company shipped more units than in any first quarter in four years, and increased total revenues by 19% to $530 million. Furthermore, IGT is on track to achieve its fourth consecutive year of double-digit growth in adjusted earnings per share from continuing operations.* In addition, since 2009, IGT has invested nearly $800 million in R&D, and has strategically deployed $750 million to enhance its core electronic gaming business, while returning more than $860 million to shareholders through dividends and share repurchases over that same period of time.

The IGT Board urges shareholders to protect their investment by voting the WHITE proxy card today and discarding any materials they receive from the Ader / Mathewson Group.

IGT shareholders are reminded that their vote is important, no matter how many shares they own. Whether or not they attend the Annual Meeting, IGT shareholders are encouraged to vote the WHITE proxy FOR all eight of IGT’s director nominees – Paget L. Alves, Janice Chaffin, Greg Creed, Patti S. Hart, Robert J. Miller, David E. Roberson, Vincent L. Sadusky and Philip G. Satre. Vote the WHITE proxy by Internet, telephone or by signing and dating the WHITE proxy card itself and returning it as soon as possible.

* Adjusted earnings per share from continuing operations is a non-GAAP financial measure; reconciliation of non-GAAP to GAAP measures is included at the end of this release.

News Release

If you have questions or need assistance voting your shares please contact:

105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

IGT Resources:

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  Play DoubleDown Casino games
  Like DoubleDown Casino on Facebook
  Follow us on Twitter
  View IGT’s YouTube Channel
  Check out our other games and gaming systems

About IGT

International Game Technology (NYSE: IGT) is a global leader in casino gaming entertainment and continues to transform the industry by translating casino player experiences to social, mobile and interactive environments for regulated markets around the world. IGT’s recent acquisition of DoubleDown Interactive provides engaging casino style entertainment to more than 5 million players monthly. More information about IGT is available at www.IGT.com or connect with IGT at @IGTNews or facebook.com/IGT. Anyone can play at the DoubleDown Casino by visiting http://apps.facebook.com/doubledowncasino or doubledowncasino.com.

Forward-Looking Statements

This document contains forward-looking statements that involve risks and uncertainties. These statements include our expected future financial and operational performance and our strategic and operational plans. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the results predicted, and reported results should not be considered an indication of future performance. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following:, general economic conditions and changes in economic conditions affecting the gaming industry; new or changing laws or regulations or new interpretations of existing laws or regulations affecting our business; difficulties or delays in obtaining or maintaining necessary licenses or approvals; slow growth in the number of new gaming jurisdictions or new casinos or the rate of replacement of existing gaming machines; changes in operator or player preferences for our products; our ability to compete in the gaming industry with new or existing competitors; our ability to develop and introduce new products and their acceptance by our customers; risks related to our international operations; our ability to protect our intellectual property; adverse results of litigation, including intellectual property infringement claims; risks related to business combinations, investments in intellectual property and the integration of acquisitions; business disruptions, costs; future developments or changes affecting online gaming or social casino-style gaming, which is a new and evolving industry; and future events related to the proxy contest initiated by the insurgent group.

News Release

A further list and description of these and other risks, uncertainties and other matters can be found in our annual report and other reports filed with the Securities and Exchange Commission, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal 2012 filed with the SEC on November 28, 2012 and our Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2012 filed with the SEC on February 6, 2013 and available on the SEC website at www.sec.gov and on the investor relations section of our website at www.IGT.com. All information provided in this letter is as of the date hereof, and IGT does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances.

Important Additional Information

International Game Technology (“IGT”), its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from IGT stockholders in connection with the matters to be considered at IGT’s 2013 annual meeting of stockholders. IGT has filed its definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from IGT stockholders. IGT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of IGT’s directors and executive officers in IGT stock, restricted stock units and stock options is included in their SEC filings on Forms 3, 4 and 5, which can be found at IGT’s website (www.igt.com) in the section “Investor Relations.” More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and other materials to be filed with the SEC in connection with IGT’s 2013 annual meeting of stockholders. Stockholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by IGT with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at IGT’s website at www.igt.com or by writing to IGT at 6355 South Buffalo Drive, Las Vegas, Nevada 89113, Attn: Corporate Secretary.

Presentation and Reconciliation of Non-GAAP Measures to GAAP

Year Ended September 30, 2012

GAAP Diluted Earnings Per Share (“EPS”) from Continuing Operations	$0.86
Acquisition related charges: (a)
Contingent retention & earn-out	0.15
Amortization of intangibles	0.04
Professional fees	0.01
Impairment and restructuring:
Patents (Walker Digital)	0.03
Notes (Alabama)	0.03
Entraction reorganization	(0.10)
Distributor settlement	0.01
Severance	0.01

Total non-GAAP adjustments	0.18

Adjusted EPS from Continuing Operations	$1.04

(a) Primarily related to acquisition of Double Down Interactive LLC.

Year Ended September 30, 2011

GAAP Diluted EPS from Continuing Operations	$0.97
IP Usage settlements	0.01
Impairment	0.03
Investment gain	(0.01)
Certain discrete tax items (benefits)	(0.07)

Total non-GAAP adjustments	(0.04)

Adjusted EPS from Continuing Operations	$0.93

News Release

Year Ended September 30, 2010

GAAP Diluted EPS from Continuing Operations	$0.73
Impairment and restructuring	0.15
Investment loss	0.07
Debt refinancing charges	0.01
Certain discrete tax items (benefits)	(0.12)

Total non-GAAP adjustments	0.11

Adjusted EPS from Continuing Operations	$0.84

Year Ended September 30, 2009

GAAP Diluted EPS from Continuing Operations	$0.50
Impairment and restructuring	0.24
Investment loss	0.05
Debt refinancing charges	0.01
Certain discrete tax items (benefits)	(0.06)

Total non-GAAP adjustments	0.24

Adjusted EPS from Continuing Operations	$0.74

Adjusted operating income and adjusted earnings per share from continuing operations are non-GAAP financial measures. We believe that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating our operating performance. Non-GAAP information is used to evaluate business performance and management’s effectiveness. These measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Non-GAAP measures may not be calculated in the same manner by all companies and therefore may not be comparable.

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Contact

Matt Moyer, Vice President, Investor Relations of IGT, +1 866-296-4232

Andrew Siegel / Jed Repko, Joele Frank, Wilkinson Brimmer Katcher, +1 212-355-4449

Dan Burch / Larry Dennedy, MacKenzie Partners, Inc. +1 212-929-5500